Exhibit 99.2
Conformation Copy

Servicing Agreement
between
Textron Financial Corporation
and
Cessna Finance Export Corporation
Dated as of July 14, 2009

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

		Page

10.07.	Counterparts	25
10.08.	Severability	26
10.09.	Binding Effect	26
10.10.	Waiver of Jury Trial	26
10.11.	Exclusive Jurisdiction	26
10.12.	Force Majeure	26
10.13.	Further Assurances	26
10.14.	Relationship of the Parties	26

-iii-

SERVICING AGREEMENT
     This Servicing Agreement (the “Agreement”) is dated as of the 14th day of July, 2009 by and between Textron Financial Corporation, a Delaware corporation (“TFC”) and Cessna Finance Export Corporation, a Delaware corporation (“CFEC”).
Witnesseth That:
     WHEREAS, CFEC desires to enter into, from time to time, certain Contracts with Obligors for the acquisition or lease of Aircraft manufactured by Cessna Aircraft Company and Bell Helicopter Textron Inc.;
     WHEREAS, in connection with the foregoing, on or about even date herewith, CFEC has entered into certain Loan Documents with the Lender, pursuant to which the Lender has agreed to finance the acquisition of said Aircraft (all upon the terms and conditions more particularly set forth in such Loan Documents);
     WHEREAS, CFEC desires to engage TFC to market, underwrite, originate and document the Contracts, as well as provide certain billing, collection and related asset management and remarketing services with respect to the Aircraft; and
     WHEREAS, TFC desires to accept such appointment to provide the aforementioned services upon the terms and conditions more particularly set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements hereinafter set forth, TFC and CFEC agree as provided herein:
AGREEMENT:
ARTICLE I
DEFINITIONS
     1.01. General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement. Any reference to any Person shall include such Person and its successors, permitted assigns, and permitted transferees.
     1.02. Specific Terms.
     “Affiliate” of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by loan or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.
     “Agreement” has the meaning set forth in the introduction hereto.

     “Aircraft” means, an airframe, the related engines and all appliances, parts, accessories, avionics, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment installed therein and including all logs, books, records, manuals, certificates and data and inspection, modification, maintenance, engineering, technical, and overhaul records (whether in written or electronic form) with respect to any of the foregoing, together with all certificates of title, improvements, accessions, additions, upgrades, attachments, modifications, replacements or substitutions thereof and thereto; and all products and proceeds relating to, or otherwise arising in connection therewith.
     “Aircraft Object” has the meaning set forth in the Cape Town Convention.
     “Aircraft Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa as the same may be amended or modified from time to time.
     “Aviation Authority” means the applicable aviation authority having jurisdiction over the national registration and perfection of interests in the Aircraft securing or subject to any specific Contract.
     “Borrower” means any Person executing Loan Documentation, as debtor or borrower thereunder.
     “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wichita, Kansas, Providence, Rhode Island or New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.
     “CFEC” has the meaning set forth in the introduction hereto.
     “Cape Town Convention” shall mean, collectively, the Aircraft Protocol, the Convention, the International Registry Procedures and the International Registry Regulations.
     “CFEC Indemnitee” shall have the meaning set forth in Section 8.02 of this Agreement.
     “Claims” shall have the meaning set forth in Section 8.01 of this Agreement.
     “Contracts” means, collectively, the Lease Contracts and the Loan Contracts, and a “Contract” means, individually, a Lease Contract or a Loan Contract.
     “Contract Balance” means, as of the applicable date of calculation (a) with respect to any Lease Contract, an amount equal to the sum of all due but uncollected scheduled Periodic Payments (including any balloon payments or mandatory final payments to the extent due thereunder), less income to be amortized over the remaining lease term, and (b) with respect to a Loan Contract, an amount equal to the sum of the outstanding principal balance of the obligations and all accrued and unpaid interest and all other amounts due under the related Loan Documentation, together with, in either case, any amounts due as reimbursement of costs and expenses and indemnity payments.
     “Contract Documentation” means with respect to any (a) Contract, the Lease Documentation or Loan Documentation, as applicable and (b) with respect to the Contracts, the Lease Documentation and the Loan Documentation, in each instance as the context may require.
     “Contract Receivables” means, with respect to each Contract: all Periodic Payments and other sums received with respect to such Contract; all monies received in connection with the exercise by

Obligor of any early termination option, option to purchase, return or extend the term of such Contract with respect to the Aircraft; all monies, including insurance proceeds, received upon the theft, loss, damage, destruction or condemnation of the Aircraft and/or Related Collateral; all prepayments, liquidated or other damages, overdue or default interest, late charges, administrative fees and charges, prepayment premiums, make whole payments or other prepayment charges received; any Liquidation Proceeds, guarantee payments and other support payments, indemnities, reimbursements received and all monies received or recovered following a default by Obligor under the applicable Contract.
     “Contract of Sale” has the meaning set forth in the Cape Town Convention.
     “Contracting State” has the meaning set forth in the Cape Town Convention.
     “Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa, as the same may be amended or modified from time to time.
     “Credit Agreement” means that certain Credit Agreement dated as of July 14, 2009 by and between CFEC, Textron Finance Holding Company, a Delaware corporation, TFC, the Security Trustee and the Lender (as amended, restated and/or modified from time to time).
     “Defaulted Contract” means a Contract (a) as to which there is a payment one-hundred twenty (120) or more days past due, (b) as to which the Obligor thereunder shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law or shall have consented to the entry of an order for relief in an involuntary case under any such law, (c) with respect to which the Obligor has voluntarily surrendered to TFC, or TFC has otherwise repossessed or acquired possession of, the Aircraft that is the subject of such Contract, or (d) as to which TFC determines on the basis of currently existing facts and conditions that collection in full is doubtful.
     “Eligible Agreement” shall have the meaning set forth in the Credit Agreement.
     “Event of Default” shall have the meaning set forth in the Credit Agreement.
     “Event of Termination” has the meaning assigned in Section 6.01 of this Agreement.
     “Expiration Date” means, with respect to each Contract, the latest to occur of the last day of (a) the initial term of such Contract and (b) any fixed term extension or automatic renewal term of such Contract.
     “FAA” means the United States Federal Aviation Administration.
     “Force Majeure Condition” shall have the meaning set forth in Section 10.12 of this Agreement.
     “Governmental Authority” means any state, federal or foreign government or any agency, bureau, board, commission, court, department, political subdivision, tribunal or other instrumentality of any state, federal or foreign government.
     “International Registry” shall mean the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry thereto.

     “International Registry Procedures” shall mean the official English language text of the procedures for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.
     “International Registry Regulations” shall mean the official English language text of the regulations for the International Registry issued by the supervisory authority thereof pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time.
     “Lease Contract” means a contract, in the form of a lease agreement, with respect to an Aircraft owned by CFEC and leased to a Lessee pursuant to the applicable Lease Documentation.
     “Lease Documentation” means, with respect to a Lease Contract, any equipment lease agreement, equipment lease schedule, lease schedule or similar arrangement pursuant to which a Lessee agrees to lease certain Aircraft from CFEC, together with all acceptance certificates, addenda, riders, amendments, financing statements, certificates of title, mortgages, deeds of trust, opinion letters and any and all other documents, instruments and agreements delivered by a Lessee in connection therewith, and including any and all FAA Bills of Sale, FAA Registration Applications, FAA Assignment Agreements, Declaration of International Operations, registrations made with the International Registry, together with any and all other filings, registrations and recordings made with the FAA, the International Registry and/or any Aviation Authority.
     “Lender” means Export-Import Bank of the United States, an agency of the United States of America.
     “Lessee” means any Person executing Lease Documentation, as lessee thereunder.
     “Liquidation Expenses” means reasonable out-of-pocket expenses (exclusive of any overhead expenses) that are incurred by, but not reimbursed to, TFC pursuant to its standard practices in connection with the liquidation of any Defaulted Contract, on or prior to the date on which the Aircraft and/or the Related Collateral is disposed of, including, without limitation, reasonable legal fees and expenses, and any related and unreimbursed expenditures for property preservation or restoration of the property to marketable condition.
     “Liquidation Proceeds” means cash (including any insurance proceeds) received in connection with the enforcement of rights and remedies under and/or liquidation of a Contract, any Aircraft (subject to such Contract) and/or the Related Collateral, whether through application of law suits, collection efforts, repossession, foreclosure sale or otherwise, including any rental income realized from any repossessed Aircraft.
     “Loan Contract” means a contract pursuant to which CFEC agrees to provide financing for the sale to, and acquisition by, a Borrower of an Aircraft, as evidenced by the applicable Loan Documentation.
     “Loan Documentation” means, with respect to a Loan Contract, any loan agreement, promissory note, loan and security agreement, security agreement, collateral or equipment schedule or similar arrangement pursuant to which CFEC has agreed to provide financing for Borrower’s acquisition of certain Aircraft, together with all promissory notes, security agreements, pledge agreements, acceptance certificates, addenda, riders, financing statements, certificates of title, mortgages, deeds of trust, opinion letters and any and all other documents, instruments and agreements delivered by a Borrower in connection therewith, and including any and all FAA Bills of Sale, FAA Registration Applications, FAA Assignment Agreements, Declaration of International Operations, registrations made with the

International Registry, together with any and all other filings, registrations and recordings made with the FAA, the International Registry and/or any Aviation Authority.
     “Loan Documents” means the “Operative Documents” as defined in the Credit Agreement.
     “Net Liquidation Proceeds” means, as to a Defaulted Contract, the sum of (a) the Liquidation Proceeds, less (b) Liquidation Expenses.
     “Obligor” means each of a Borrower under a Loan Contract, a Lessee under a Lease Contract and any other Person with a payment or other obligation to or for the benefit of CFEC under the applicable Contract Documentation with respect to such Contract, including any guarantor, and such Obligor’s successors and permitted assigns.
     “Off-Lease Aircraft” shall mean any Aircraft that (a) is in the possession of either CFEC or TFC and no longer subject to a Lease Contract as a result of: (i) the return of the Aircraft upon the expiration of the applicable Lease Documentation in accordance with the provisions of such Lease Documentation; (ii) the return of the Aircraft upon the occurrence of an event of default under (and as defined in) the applicable Lease Documentation; or (iii) the repossession of the Aircraft by TFC and/or CFEC upon the occurrence of an event of default under (and as defined in) the applicable Lease Documentation; or (b) has been repossessed from an Obligor pursuant to Loan Documentation.
     “Origination Fee” has the meaning assigned in Section 4.06 of this Agreement.
     “Periodic Payment” means, with respect to a Contract, the monthly, quarterly, semi-annual or annual rent or financing payment (whether interest, principal, principal and interest or a “balloon” payment) or other payment scheduled to be made by the Obligor under the terms of the applicable Contract Documentation (including all extensions and renewals of such Contract).
     “Permitted Liens” means (a) statutory liens for current taxes not yet due or payable, (b) hangar-keepers’, materialmen’s, mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Obligor or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation) (other than any liens described in this subclause (b) that may be filed with the FAA), (c) the rights conferred upon the Obligor by the applicable Lease Contract, (d) any Liens which are “Permitted Liens” under the applicable Contract and (e) the subleases by the Obligor permitted by the applicable Transaction Documents and/or approved by TFC.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), incorporated organization or government or any agency or political subdivision thereof.
     “Policies and Procedures” means the standards, practices, policies and procedures adopted by TFC with respect to the applicable activity (as applied generally to loans, contracts or leases (other than Contracts) owned and/or serviced by TFC), as such standards, practices, policies and procedures may be amended by TFC from time to time. In no event shall such Policies and Procedures unfavorably discriminate between Contracts and other loans, contracts or leases serviced by TFC.

     “Priority Search Certificate” shall have the meaning assigned to the term “priority search certificate” in the regulations issued on October 26, 2005 pursuant to Article 17(2)(d) of the Convention and Article XVIII of the Aircraft Protocol.
     “Proposed Transaction” has the meaning assigned in Section 4.02(a) of this Agreement.
     “Purchase Documentation” has the meaning assigned in Section 4.03(d) of this Agreement.
     “Related Collateral” means, with respect to a Contract, any and all fixtures and tangible or intangible personal property of an Obligor (whether owned as of the date of the applicable Contract Documentation or thereafter acquired, or in which an Obligor has or thereafter acquires an interest (excluding the Aircraft)) with respect to which an Obligor (whether primary or secondary) has pledged, granted, collaterally assigned or otherwise conveyed an interest to CFEC in order to secure the payment and other performance of the obligations of an Obligor under or relating to such Contract, including without limitation any goods, machinery, equipment, tools, furniture, fixtures, office equipment, inventory, computer hardware, imbedded or related software, supplies, materials, property, instruments, documents, investment property, accounts, accounts receivable, contract rights, contracts, deposit accounts, letters of credit, letter of credit rights, security entitlements, securities, securities accounts, copyrights, trademarks, trade names, patents, software, supporting obligations, accounts, chattel paper, payment intangibles and general intangibles (as each of the foregoing may be defined in the UCC) comprising and/or related to any and all the foregoing, together, with all certificates of title, accessions, additions, upgrades, attachments, modifications, replacements or substitutions thereof and thereto.
     “Remarket”, “Remarketing” or “Remarketed” has the meaning assigned in Section 9.01 of this Agreement.
     “Retained Taxes” means, with respect to each Contract, any amounts required to be retained from the Periodic Payments or other Contract Receivables for the payment of any and all Taxes arising with respect to such Contract and/or the related Aircraft, as determined by TFC in TFC’s reasonable judgment.
     “Security Trustee” has the meaning set forth in the Credit Agreement.
     “Service Transfer” has the meaning assigned in Section 6.02 of this Agreement.
     “Servicing Fee” has the meaning assigned in Section 5.07 of this Agreement.
     “Servicing Obligations” means the undertakings and agreements of TFC to manage, service, administer, enforce and collect the Contracts, all as more particularly set forth in Article V of this Agreement.
     “Servicing Officer” means any officer of CFEC and/or TFC involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers appearing in a certificate signed by the Secretary or any Assistant Secretary of CFEC and/or TFC and furnished to CFEC by TFC, as the same may be amended from time to time.
     “Taxes” shall have the meaning set forth in Section 5.05(a) of this Agreement.
     “Transacting User Entity” shall have the meaning ascribed thereto in the International Registry Regulations.
     “UCC” means the Uniform Commercial Code of the applicable jurisdiction.

ARTICLE II
APPOINTMENT OF TFC;
SERVICING COMMITTEE
     2.01. Appointment of TFC. CFEC hereby appoints TFC, and TFC hereby accepts CFEC’s appointment, to (a) market, underwrite, originate and document new Contracts and (b) manage, service, administer, enforce and collect such Contracts, all upon the terms and provisions more particularly set forth in this Agreement.
     2.02. Private Label License. In connection with: (a) the marketing, origination, and documenting of any Proposed Transaction, (b) the provision of the Servicing Obligations; (c) the Remarketing activities; and (d) the provision of any other activities and undertakings of TFC under this Agreement, CFEC hereby grants to TFC, a non-exclusive, non-transferable, royalty-free license to utilize (but without any obligation to so utilize) the name “Cessna Finance Export Corporation”, “CFEC”, any other derivation thereof, together with any and all other trade names, trademarks, service marks and logos owned and/or utilized by CFEC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.01. Representations and Warranties of TFC.
     (a) Organization and Good Standing. TFC is (and so long as this Agreement remains in effect, shall remain) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is currently organized and has the corporate power and authority to own its assets and to transact the business in which it is currently engaged. TFC is (and so long as this Agreement remains in effect, shall remain) duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of TFC. TFC will not change its state of incorporation or its primary place of business without giving at least thirty (30) days prior written notice to CFEC.
     (b) Authorization; Binding Obligations. TFC has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligations of TFC enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.
     (c) No Violations. The execution, delivery and performance by TFC of this Agreement and the fulfillment of its terms will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of TFC, or constitute a material breach of any mortgage, indenture, loan or other agreement to which TFC is a party or by which TFC may be bound.
     (d) Litigation. No litigation or administrative proceeding of or before any court, tribunal or Governmental Authority is currently pending, or to the knowledge of TFC threatened, against TFC or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of TFC have a material adverse effect on the transactions contemplated by this Agreement.
     (e) Licensing. TFC has all licenses and permits required for it to fulfill the Servicing Obligations and the other activities, obligations and undertakings of TFC under this Agreement.
     3.02. Representations and Warranties of CFEC.
     (a) Organization and Good Standing. CFEC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its assets and to transact the business in which it is currently engaged. CFEC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of CFEC.
     (b) Authorization; Binding Obligations. CFEC has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligations of CFEC enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.
     (c) No Violations. The execution, delivery and performance by CFEC of this Agreement and the fulfillment of its terms will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of CFEC, or constitute a material breach of any mortgage, indenture, loan or other agreement to which CFEC is a party or by which CFEC may be bound.
     (d) Litigation. No litigation or administrative proceeding of or before any court, tribunal or Governmental Authority is currently pending, or the knowledge of CFEC threatened, against CFEC or any of its properties or with respect to this Agreement which, if adversely determined, would in the opinion of CFEC have a material adverse effect on the transactions contemplated by this Agreement.
ARTICLE IV
ORIGINATION AND DOCUMENTATION
OF CONTRACTS
     4.01. General Services. TFC agrees to provide the marketing, underwriting, origination and documentation services as hereinafter set forth in this Article IV on behalf, and for the benefit, of CFEC. Notwithstanding anything contained in this Agreement (or in any other document or agreement between the parties hereto) to the contrary, TFC shall have the right to market, underwrite, originate and document lease and loan transactions (including, by way of example, and not in limitation or derogation of the foregoing, any lease or loan transaction involving aircraft) for its own benefit and shall have no obligation (subject to its compliance with the standard of care set forth in Section 5.01(c) and Section 9.02 of this Agreement) to first offer such opportunities to enter into any such lease or loan transaction to CFEC.

     4.02. Marketing.
     (a) TFC may market and otherwise seek opportunities to enter into lease and loan transactions (each, a “Proposed Transaction”) under its existing brand names and captive marketing strategy, including, but not limited to, using its own name and/or the names of “Cessna Finance Corporation” and “CFC”, all as TFC shall determine in its sole discretion. TFC shall adhere to its Policies and Procedures related to the marketing and development of Proposed Transactions.
     4.03. Credit Underwriting; Approval and Funding.
     (a) With respect to any Proposed Transaction referred by TFC to CFEC, TFC shall be responsible for all credit underwriting and approvals pursuant to its then applicable Policies and Procedures. CFEC hereby grants to TFC the power and authority to approve any and all Proposed Transactions for funding, subject to the Textron Delegation of Authority Policy (as set forth in the Policies and Procedures).
     (b) In connection with the foregoing, TFC shall have the sole and exclusive authority to establish all pricing components, including, without limitation, and to the extent applicable, any interest rate, early termination amounts, early buy-out amounts, stipulated loss values, residuals and all other pricing and credit factors and elements for any Proposed Transaction, all of which shall be established in accordance with the Policies and Procedures.
     (c) TFC shall have the sole and exclusive authority to approve any Proposed Transaction for and on behalf of CFEC (which approvals and/or rejections of Proposed Transactions shall be undertaken in accordance with the provisions of Section 4.03(a) of this Agreement).
     (d) Additionally, in connection with the approval of any Proposed Transaction, TFC shall enter into or cause CFEC to enter into any and all purchase agreements, assignments and related documentation (the “Purchase Documentation”) to evidence CFEC’s agreement to acquire the applicable Aircraft (whether directly or by means of an assignment of the applicable purchase documentation from the applicable Obligor to CFEC).
     (e) In connection with the foregoing, within five (5) business days of request by TFC, CFEC agrees to disburse to the applicable seller of the Aircraft, any deposits and/or other amounts due and owing under the applicable Purchase Documentation.
     4.04. Origination and Documentation.
     (a) Upon approval of each Proposed Transaction (which approval shall be in accordance with the provisions of Section 4.03 of this Agreement), TFC shall document each such Proposed Transaction in the name of CFEC and on standard form documentation utilized by TFC (as such documentation may be updated and amended from time to time). The preparation of such documents will be in accordance with the Policies and Procedures and will satisfy the requirements for an Eligible Agreement under the Credit Agreement.
     (b) Upon the closing and funding of such Proposed Transaction (including, the execution of the applicable documentation therefor in accordance with the provisions of Section 4.04(a) of this Agreement) such Proposed Transaction shall thereafter be deemed a “Contract” for purposes of this Agreement and shall be governed by the terms and provisions of this Agreement for purposes of, inter alia, servicing, collection, maintenance, enforcement and Remarketing (as applicable).

     (c) In connection with the closing and funding of the acquisition of an Aircraft pursuant to the applicable Purchase Documentation and the related Contract Documentation, TFC agrees to provide the registration, perfection and notification services set forth in Section 5.03 of this Agreement. Additionally, TFC shall ensure that all warranties, records and related operational documentation with respect to the applicable Aircraft have been properly delivered.
     4.05. Custody of Contract Documentation.
     (a) Subject to the terms and conditions of this Section 4.05, CFEC appoints TFC to maintain custody of the Contract Documentation for the benefit of CFEC, and TFC accepts the appointment to maintain custody of the Contract Documentation for the benefit of CFEC and shall act as custodian therefor.
     (b) TFC agrees to store the original lease, promissory note, security agreement, lease schedule and/or any guaranties with respect to each Contract in secure, fireproof locations and agrees to store the other original the Contract Documentation in secure locations, in each case that TFC owns or that are operated by a third party that is engaged in the business of providing secured storage, and to inform CFEC of such locations. TFC may permanently move the Contract Documentation or any portion thereof to any of its other offices, with the prior written consent of CFEC, which consent shall not be unreasonably withheld.
     (c) As custodian, TFC shall have and perform the following powers and duties:
          (i) hold the Contract Documentation on behalf of CFEC and maintain accurate records pertaining to each Contract to enable TFC to comply with the terms and conditions of this Agreement;
          (ii) follow its Policies and Procedures with respect to Persons authorized to have access to the Contract Documentation on TFC’s premises and the receipting for files taken from their storage area by an employee of TFC for purposes of servicing or any other purposes; and
          (iii) attend to all details in connection with maintaining custody of the Contract Documentation on behalf of CFEC, in accordance with its Policies and Procedures.
     (d) In performing its duties under this Section 4.05, TFC agrees to act with reasonable care, using that degree of skill and care that TFC exercises with respect to similar lease and loan documentation owned and/or serviced by TFC. In acting as custodian of the Contract Documentation, TFC agrees further not to assert any beneficial ownership interests in the Contract or the Contract Documentation. TFC agrees to indemnify CFEC for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against CFEC as the result of any act or omission by TFC relating to the maintenance and custody of the Contract Documentation; provided, however, that TFC will not be liable for any portion of any such amount arising out of or resulting from the negligence or willful misconduct of CFEC.
     4.06. Origination Compensation. As compensation for the origination of the Contracts and the performance of the services set forth in this Article IV, TFC shall be entitled to receive a fee (the “Origination Fee”) in an amount equal to one percent (1%) of the aggregate amount financed under each new Contract originated by TFC pursuant to the provisions of this Article IV. The Origination Fee shall be paid on one occasion with respect to each new Contract originated by TFC, and shall be payable, in full, during the month immediately following the month in which the applicable Obligor executes the Contract Documentation for such Contract pursuant to Section 4.04 of this Agreement, and shall be retained by TFC from the amounts otherwise distributable to CFEC pursuant to the provisions of Section 5.11 of this Agreement. Notwithstanding the foregoing, in no event shall the Origination Fee be payable if and for so long as an Event of Default shall have occurred and be continuing.
     4.07. Loan Documents. TFC acknowledges that CFEC has entered into the Loan Documents with the Lender, pursuant to which Loan Documents the Lender has agreed to extend financing to CFEC to be utilized by CFEC in connection with the acquisition of Aircraft. In connection with the foregoing:
     (a) CFEC has assigned, transferred, conveyed, pledged, mortgaged and otherwise granted security interests and liens in, to and with respect to CFEC’s interest in this Agreement, any Contract (including, with respect to any such Contract, the applicable Contract Documentation, Contract Receivables, Aircraft and/or Related Collateral) to the Security Trustee in order to secure the obligations of CFEC to the Lender under the Loan Documents. TFC agrees to execute and deliver to CFEC and/or the Lender, any and all documentation reasonably requested by CFEC and/or Lender to acknowledge the foregoing and further agrees that the Security Trustee shall be entitled to exercise all rights and remedies hereunder following the occurrence and during the continuance of an Event of Default;
     (b) TFC agrees, that with respect to any Contract and/or Aircraft (or any interest in any of the foregoing) that has been assigned by CFEC to the Security Trustee pursuant to the Loan Documents, TFC shall use reasonable efforts, consistent with the standard of care set forth in Section 5.01(c) of this Agreement, to ensure that such Contract remains an Eligible Agreement;
     (c) TFC agrees that in connection with any requested advance by CFEC from the Lender pursuant to the Loan Documents, TFC shall assist CFEC in obtaining the documentation set forth in, and otherwise complying with, the terms and provisions of Section 7 et seq. of the Credit Agreement; and
     (d) Each of TFC and CFEC acknowledge and agree that certain Contracts and related Aircraft may not be subject to the Loan Documents or the lien and interests of the Lender in the event that they are not approved for funding by the Lender. TFC agrees to provide the Servicing Obligations and Remarketing services to each Contract (whether subject to the Loan Documents or not), all in accordance with the provisions of this Agreement.
ARTICLE V
SERVICING OF CONTRACTS
     5.01. Servicing of Contracts.
     (a) General. TFC shall be responsible for and shall, in accordance with the standard of care as set forth in Section 5.01(c) of this Agreement, pursue the management, servicing, administration, enforcement and collection of the Lease Documentation and Loan Documentation, enforce CFEC’s interest in the Lease Documentation and Loan Documentation, the Aircraft and the Related Collateral, all in accordance with the standards and procedures set forth in this Agreement.
          TFC’s responsibilities shall include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to CFEC, providing appropriate federal, state and local and foreign income tax information to CFEC, preparing such tax returns, if any, relating to CFEC, and, subject to the provisions of Section 5.05 of this Agreement, collecting and remitting sales, use and property and analogous taxes to all taxing authorities, domestic or foreign. TFC (at its own cost and expense), acting alone or through its authorized Affiliates, shall have full power and authority, acting in its reasonable discretion, but subject to the terms of the Section 5.01(c) of this Agreement, to do any and all things in connection with such managing, servicing, administration, enforcement, collection and such sale of the Aircraft that it may deem necessary or desirable. TFC shall manage, administer, service and enforce the Contracts in accordance with the provisions of Section 5.01(c) of this Agreement.
          Without limiting the generality of the foregoing, TFC is hereby authorized and empowered by CFEC, to execute and deliver (on behalf of CFEC) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts, the Contract Documentation, the related Contract Receivables, the Aircraft and the Related Collateral, provided that delivery of the same is otherwise in accordance with the provisions of Section 5.01(c) of this Agreement. TFC also may, in accordance with the standard of care set forth in Section 5.01(c) of this Agreement, waive any late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Contract, Contract Documentation, the related Contract Receivables, the Aircraft and the Related Collateral. CFEC shall, at its expense, furnish TFC or any of its subservicers with any powers of attorney and other documents necessary or appropriate to enable TFC or its subservicers to carry out their respective servicing and administrative duties hereunder.
     (b) Delegation; Outsourcing. The parties acknowledge and agree that TFC may, at any time and from time to time in TFC’s reasonable discretion, and consistent with the standard of care set forth in Section 5.01(c) of this Agreement, delegate and/or outsource certain of its duties under this Agreement, including, without limitation, enter into servicing arrangements with one or more Affiliates of TFC as subservicer; provided, however, that any such delegation, outsourcing or servicing arrangement shall not result in any increased cost to CFEC. Any subservicer shall have full power and authority to perform any of the responsibilities of TFC and to otherwise manage, service, administer, enforce and collect the Contracts, the Contract Documentation, the Contract Receivables, the Aircraft and/or the Related Collateral, enforce CFEC’s interest in any of the foregoing and perform the obligations of TFC under this Agreement to the same extent as TFC, provided that TFC shall be responsible for all acts and omissions of any subservicer.
     (c) Standard of Care. Except as otherwise specifically provided herein, TFC will (i) follow its Policies and Procedures in performing the Servicing Obligations set forth in this Agreement, and (ii) exercise the degree of skill and care consistent with industry standards for the provision of services comparable to the Servicing Obligations for Aircraft with respect to similar loans and leases owned and/or serviced by TFC. TFC agrees that, in performing the Servicing Obligations, it will not unfavorably discriminate in its allocation of personnel and other resources between the Contracts and other loans, contracts or leases owned and/or serviced by TFC. TFC shall, and shall cause CFEC to, maintain all licenses, permits, and registrations from any Governmental Authority necessary for it to perform the Servicing Obligations and to enable CFEC to originate Contracts in its name.
     5.02. Collection and Administration of Contracts. Subject to the Loan Documents, TFC shall provide the administration, servicing, management and collection activities customarily performed by TFC with respect to lease and loan facilities owned and/or serviced by TFC, which activities are more particularly described in the Policies and Procedure. In accordance with the foregoing, TFC agrees to provide the following services with respect to the Contracts, all in the manor set forth in the Policies and Procedures and subject to Section 5.01(c) of this Agreement:
     (a) Any Contract Receivables collected by TFC shall be disbursed in accordance with the provisions of Section 5.11 of this Agreement.
     (b) TFC shall bill for, and use reasonable efforts to collect and receive, all Periodic Payments and other amounts due under the terms and provisions of the Contract Documentation for each

Contract. In addition to any other services which TFC customarily performs with respect to contracts owned by TFC, TFC shall perform the following servicing and collection supervision activities:
     (i) perform general record keeping services with respect to the Contracts;
     (ii) respond to any telephone and written inquiries of Obligors concerning the Contracts and regularly update its books and records to reflect all changes of address and account data of Obligors;
     (iii) keep Obligors informed of the proper place and method for making payments with respect to the Contracts;
     (iv) contact Obligors to effect collection and to discourage delinquencies in the payment of Contracts, doing so by any lawful means, including, but not limited to, the following:
     (A) preparing and mailing default letters from time to time as deemed appropriate;
     (B) preparing and mailing collection letters;
     (C) contacting delinquent Obligors by telephone no later than fifteen (15) days subsequent to a required payment date to demand payment; and
     (D) collecting late charges;
     (v) report tax information to Obligors, if any, as required by law; and
     (vi) take such other action as may be necessary or appropriate to carry out the Servicing Obligations in accordance with the standard of care set forth in Section 5.01(c) of this Agreement.
     (c) TFC may waive, amend or modify any terms of any Contract or Contract Documentation (including amendments to refurbish, upgrade, substitute or add Aircraft); or consent to the postponement of strict compliance with any such terms if, in TFC’s reasonable and prudent determination and subject to Section 5.01(c) of this Agreement, such waiver, amendment or modification would not reasonably be expected to have a material adverse effect on the interests of CFEC (including amendments to refurbish, upgrade, substitute or add Aircraft).
     (d) In connection with any request by an Obligor to terminate, cancel or prepay its obligations under the applicable Contract Documentation (including, by way of example, and not in limitation or derogation of the foregoing, in connection with a casualty to the applicable Aircraft), and in the event that such Contract Documentation does not expressly provide a right to terminate, cancel or prepay such obligations due and owing thereunder, then TFC shall permit such Obligor to terminate, cancel or prepay its obligations under the applicable Contract Documentation in accordance with Section 5.01(c) of this Agreement.

     5.03. Aircraft Registrations and Security Interests. Consistent with the standard of care set forth in Section 5.01(c) of this Agreement, TFC shall:
     (a) obtain Priority Search Certificates identifying the registrations made with the International Registry prior to documenting and closing any Lease Contract or Loan Contract pursuant to the provisions of Section 4.04 of this Agreement;
     (b) with respect to any Aircraft that (i) secures a Loan Contract, ensure that each such Aircraft has been registered, and take such steps as are reasonably necessary to preserve and maintain such registration, with the applicable Aviation Authorities, and (ii) is subject to a Lease Contract, ensure that each such Aircraft has been properly registered with the applicable Aviation Authorities,
     (c) if the Aircraft delivers on N-registration, to ensure that any and all applicable filings are made with the FAA to evidence the lien or interest (as applicable) of CFEC in and to such Aircraft, including, without limitation (and to the extent applicable), any Aircraft Bill of Sale, FAA Registration Application, and any Declaration of International Operations; and
     (d) cause to be registered with the International Registry, each of (i) the Contract of Sale and International Interest with respect to any Aircraft Object, and (ii) if the Obligor is “situated” (as defined in the Cape Town Convention) in a Contracting State or the applicable airframe of the Aircraft is registered in a Contracting State, the International Interest with respect to the airframe and engines constituting the applicable Aircraft.
     In connection with the foregoing, CFEC shall apply to become (if not already), and shall remain, a Transacting User Entity. TFC shall serve as CFEC’s International Registry administrator until such time as CFEC requests that TFC cease providing that service.
     5.04. Actions to Maintain Insurance. TFC shall, in each case in accordance with the standard of care set forth in Section 5.01(c) of this Agreement, use reasonable efforts to cause each Obligor to maintain the insurance coverage required in the related Contract Documentation (which shall, in any event, be consistent with the requirements set forth in Schedule 2 to the Credit Agreement) and shall promptly notify CFEC in writing of any casualty to the Aircraft where such Obligor has failed to maintain such insurance coverage. TFC acknowledges that to the extent that it is named as “loss payee” or “additional insured” under any insurance policies with respect to any Contract, it is so named in its capacity as the servicer of the applicable Contract, and TFC shall remit to CFEC in accordance with Section 5.11 of this Agreement any insurance proceeds received by TFC under such insurance policies.
     5.05. Payment of Taxes. With respect to each Contract, TFC shall, in each case in accordance with the standard of care set forth in Section 5.01(c) of this Agreement:
     (a) Bill for, collect and pay or cause to be paid when due all sales taxes, use taxes, stamp taxes, personal property taxes and other similar federal, state or local taxes or assessments payable in connection with such Contracts (other than taxes on or measured by income of CFEC or any Obligor) (the “Taxes”) and (b) file or cause to be filed all appropriate tax returns relating to such Taxes. TFC shall pay or cause to be paid all interest, penalties, fees or other charges assessed as a result of its failure to comply with this Section 5.05.
     (b) Pursuant to the provisions of this Article V, TFC has agreed to provide certain tax collection and reporting services with respect to each Contract. Accordingly, and in furtherance thereof, CFEC hereby authorizes TFC to retain from each Periodic Payment (or other Contract Receivable), an amount equal to the Retained Taxes for the applicable Contract. TFC agrees to forward the Retained

Taxes to the appropriate taxing authority as such Taxes become due and payable with respect to the applicable Contract and/or the related Aircraft. Until such time as the Taxes shall be due and owing to the applicable taxing authority, TFC shall hold said Retained Taxes in escrow (but shall have no obligation to segregate or pay any interest on or with respect to such Retained Taxes), for the benefit of CFEC, and shall duly pay and discharge, or cause to be paid and discharged all Taxes as and when the same become due and payable.
     In the event that the Contract Documentation with respect to any Contract (or the Policies and Procedures of TFC) permit or require TFC to separately invoice the applicable Obligor for any Taxes, then TFC agrees to continue to separately invoice such Obligor, and any and all amounts so received by TFC from the Obligor shall be deemed “Retained Taxes” and shall be retained and disbursed in accordance with the foregoing paragraph.
     Notwithstanding the foregoing, or anything contained in this Agreement to the contrary, in no event shall TFC be obligated to pay any Taxes, or any portion of any of the foregoing from its own funds. In the event that the aggregate amount of Retained Taxes then being held by TFC with respect to a Contract shall not be sufficient to pay such Tax in full on the date that such Tax is due and owing to the applicable taxing authority, then TFC shall demand payment thereof from Obligor and otherwise make reasonable efforts to collect such payment, and if such payment is not received within thirty (30) Business Days of the date that such Tax is due and owing, notify CFEC within five (5) Business Days thereafter, and CFEC shall forward to TFC, by wire transfer within one (1) Business Day of TFC’s request therefor, an amount equal to said deficiency.
     5.06. Enforcement of Contracts. TFC shall provide the enforcement and collection activities customarily performed by TFC with respect to lease and loan facilities owned by TFC which activities are more particularly described in the Policies and Procedures. In accordance with the foregoing, TFC agrees to provide the following services with respect to the Contracts, all in the manner set forth in the Policies and Procedures:
     (a) TFC shall, consistent with the standard of care specified in Section 5.01(c) of this Agreement, act with respect to the Contracts, the Contract Documentation, the Aircraft and the Related Collateral in such manner as will maximize the receipt of (i) all amounts due under the Contract Documentation and (ii) Liquidation Proceeds with respect to any Aircraft or Related Collateral that has been repossessed.
     (b) TFC may restructure and workout any Contract consistent with its customary servicing and collection Policy and Procedures; provided, however, that if such Contract is then an Eligible Agreement, such restructuring or workout will not cause such Contract to cease to be an Eligible Agreement or otherwise breach the terms of the Loan Documents.
     (c) TFC may commence and prosecute or defend any legal, administrative, or arbitration proceeding to enforce or collect upon the Contracts, the Contract Documentation, the Aircraft and/or the Related Collateral or defend against any claims in the name of CFEC; provided, however, after an Event of Default, TFC shall not commence, prosecute or defend any legal, administrative, or arbitration proceeding in CFEC’s name, or take any action in respect thereof, without CFEC’s prior written consent which consent shall not be unreasonably withheld.
     (d) TFC shall enforce any due-on-sale clause in any Contract Documentation if such enforcement is called for under its then current servicing Policies and Procedures for obligations similar to the applicable Contract, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by TFC,

TFC shall obtain an assumption agreement and document it according to the standard of care specified in Section 5.01(c) of this Agreement.
     (e) Notwithstanding anything herein to the contrary, CFEC’s obligation to permit TFC to enforce or collect upon a Defaulted Contract in the name of CFEC shall not cease upon the liquidation of the Aircraft and/or Related Collateral securing such Contract and distribution of the Net Liquidation Proceeds. In the event that the Net Liquidation Proceeds are less than the outstanding Contract Balance to such Contract, then, TFC shall make a proposal in writing to CFEC regarding the collection of the deficiency by TFC. Such proposal shall include a description of the collection efforts that TFC proposes to make and the estimated expenses and fees of TFC relating to such efforts. CFEC, in its sole discretion, may request TFC to pursue the collection of the deficiency on such terms as are mutually agreed to by CFEC and TFC.
     (f) TFC shall exercise any rights of recourse against third parties that exist with respect to any Contract in accordance with TFC’s Policies and Procedures. In exercising recourse rights with respect to any Contract against third parties, TFC is authorized, on CFEC’s behalf, to reassign such Contract to the Person against whom recourse exists to the extent necessary, at the price set forth in the document creating the recourse. TFC shall not reduce or diminish such recourse rights, except to the extent that it exercises such rights.
     (g) TFC shall commence procedures for the repossession of any Aircraft and/or Related Collateral or take such other steps consistent with TFC’s Policies and Procedures with that in TFC’s good-faith business judgment will maximize the receipt of the amounts due under the applicable Contract Documentation with respect to the obligations secured by such Aircraft and/or Related Collateral (which may include re-titling of titled Aircraft and/or Related Collateral) subject to the requirements of the applicable state and federal law. In connection with such repossession and disposition, TFC shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.01(c) of this Agreement. In the event that title to any Aircraft and/or Related Collateral is acquired by bill of sale in lieu of foreclosure and CFEC continues to be the owner of the Contract Documentation to which such Aircraft and/or Related Collateral relates, the bill of sale shall be issued to CFEC or such other person as CFEC may direct.
     5.07. Servicing Compensation. As compensation for the performance of the Servicing Obligations under this Agreement, TFC shall be entitled to receive a fee (the “Servicing Fee”) in an amount equal to an annual rate of two percent (2%) of the aggregate Contract Balance for all Contracts (including any Defaulted Contract) calculated as of the end of the immediately preceding month.
     The Servicing Fee shall be payable monthly, commencing on first month end following the execution of this Agreement and terminating on the month end following the termination of this Agreement, and shall be retained by TFC from the amounts otherwise distributable to CFEC pursuant to the provisions of Section 5.11 of this Agreement. Notwithstanding the foregoing, in no event shall the Servicing Fee be payable if and for so long as an Event of Default shall have occurred and be continuing.
     5.08. Costs and Expenses. All reasonable out-of-pocket costs and expenses incurred by TFC (exclusive of any overhead expenses) in carrying out its duties hereunder, including Liquidation Expenses and all fees and expenses incurred in connection with the enforcement of any Contract (including enforcement of Defaulted Contracts and repossessions of and realization on the applicable Aircraft and/or Related Collateral securing such Contract), shall be reimbursed by CFEC. Notwithstanding the foregoing, TFC shall have the right to offset and otherwise hold from disbursement to CFEC pursuant to Section 5.11 of this Agreement, an amount equal to all such out-of-pocket costs and expenses incurred by TFC during the immediately preceding calendar month.

     TFC shall not incur such expenses except consistent with its own servicing Policies and Procedures for similar loans or leases and subject to Section 5.01(c) of this Agreement, or if it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract. Notwithstanding the foregoing, after an Event of Default, TFC shall not incur (a) any individual expense in excess of $30,000, or (b) aggregate expenses in connection with a particular Contract in excess of the lesser of $75,000 or ten percent (10%) of the Contract Balance of such Contract, without the prior written consent of CFEC. CFEC’s consent may allow a particular type of expense without dollar limit. For example if CFEC consents to retention of counsel to bring a legal action to enforce a Contract, such consent may cover all reasonable fees of such counsel. If an expense is a Liquidation Expense, TFC is to be reimbursed out of the first Liquidation Proceeds. If an expense is not a Liquidation Expense it shall be reimbursed to TFC by CFEC within 30 days after CFEC’s receipt of an invoice and supporting documentation from the party to which such expense was paid.
     5.09. Records. TFC shall, during the period it is performing the Servicing Obligations hereunder, maintain (and make available to CFEC as provided herein) such books of account and other records as will enable CFEC to determine the status of each Contract, Aircraft and the Related Collateral. For internal management purposes, the Contracts may be consolidated with TFC’s similar aviation accounts and a servicing report in a form mutually acceptable between TFC and CFEC shall be provided monthly.
     5.10. Inspection. At all times during the term hereof, TFC shall afford CFEC, the Lender and the Security Trustee reasonable access, during normal business hours, to all records relating to the Contracts, Obligors, the Aircraft and the Related Collateral, and will cause its personnel to assist in all reasonable respects in any examination of such records by CFEC, the Lender or the Security Trustee, as applicable. The examination referred to in this Section will be conducted at CFEC’s own expense and in a manner which does not unreasonably interfere with TFC’s normal operations or customer or employee relations. Without otherwise limiting the scope of the examination CFEC, the Lender or the Security Trustee, as applicable may make, CFEC, the Lender or the Security Trustee, as applicable may, using generally accepted audit procedures, verify the status of each Contract and review TFC’s records relating thereto.
     5.11. Collection of Contract Receivables. CFEC agrees that TFC may direct the Obligors to make payments due under the Contracts to an account established by TFC for the purpose of collecting payments from Obligors, and which account may be used to hold (and the funds therein commingled with) collections related to other TFC customer accounts. For purposes of clarification, TFC shall have no obligation to establish a separate account for the Contract Receivables or to separate such Contract Receivables from other funds or amounts collected by TFC.
     On or before the 5th business day of each month, TFC shall promptly forward to CFEC an amount equal to the sum of (a) the total amount of all Contract Receivables received by TFC during the immediately preceding calendar month, less (b) any Retained Taxes (which shall be retained and disbursed by TFC in accordance with the provisions of Section 5.05 of this Agreement) less (c) the Servicing Fee (unless an Event of Default has occurred and is continuing), less (d) the total of all Origination Fees (unless an Event of Default has occurred and is continuing) for each new Contract executed in the immediately preceding month, less (e) an amount equal to the total of any and all expenses reimbursable to TFC pursuant to the provisions of Section 5.08 and Section 9.04 of this Agreement.
     5.12. Lockbox upon an Event of Default. Notwithstanding the provisions of Section 5.11 of this Agreement, TFC agrees that upon receipt of notice from the Security Trustee or the Lender of the occurrence of an Event of Default, TFC shall upon the request of the Security Trustee or Lender, notify each Obligor to make the payments due under the Contracts to such account or accounts as shall be specified by the Security Trustee or Lender, as applicable.
     In such event, the Security Trustee and the Lender (by their acceptance of this Agreement and the Loan Documents) agree to disburse to TFC, on a monthly basis, and within three (3) Business Days’ of TFC’s request, the total of: (a) the Servicing Fee for the immediately preceding month (unless an Event of Default is continuing); plus (b) any and all expenses incurred by TFC in the immediately preceding month and which are reimbursable to TFC pursuant to the provisions of Section 5.08 and Section 9.04 of this Agreement; plus (c) any and all Taxes advanced by TFC (but without any obligation of TFC to so advance any such Tax payments on behalf of any Obligor) to the applicable taxing authority in the immediately preceding month and for which TFC has not received reimbursement from the applicable Obligor or for which any sums held in escrow by TFC pursuant to the provisions of Section 5.05 of this Agreement are insufficient.
     Additionally, in the event that the Security Trustee and the Lender desire that TFC continue to provide the services set forth in Section 5.05 of this Agreement with respect to Taxes, then the Security Trustee and the Lender agree (by their acceptance of this Agreement and the Loan Documents) to disburse to TFC, from time to time and upon the request of TFC, an amount equal to any and all Taxes due and payable with respect to each Contract. In the event that the Security Trustee and/or the Lender does not promptly deliver such amounts to TFC, then TFC shall have no obligation (i) to advance any such amounts to any taxing authority on behalf of any Obligor, (ii) to comply with the provisions of Section 5.05 of this Agreement, and (iii) with respect to any late fees, interest or other charges, penalties or expenses imposed by any taxing authority as a result of the non-payment or late payment of any Taxes.
ARTICLE VI
SERVICE TRANSFER
     6.01. Event of Termination. “Event of Termination” means the occurrence of any of the following, subject to the consent of the Lender:
     (a) The occurrence of an Event of Default;
     (b) Failure on TFC’s part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with), which failure shall (i) materially and adversely affect the rights of CFEC and (ii) continue unremedied for thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to TFC by CFEC;
     (c) Any delegation by TFC of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;
     (d) if any material representation or warranty of TFC made in this Agreement or in any certificate or other writing delivered pursuant hereto or any other related document is incorrect in any material respect as of the time when the same shall have been made, and if such breach or inaccuracy is curable, continuance of such breach or inaccuracy for a period of thirty (30) days after the earlier to occur of (i) actual knowledge of such breach or inaccuracy by TFC or (ii) the date on which there has been given to TFC by CFEC a written notice specifying such breach or inaccuracy;
     (e) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of TFC in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of TFC, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least sixty (60) days;
     (f) TFC shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of TFC or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;
     (g) Either (i) TFC, CFC, or CFEC shall have been spun off from Textron, (ii) another Person (other than Textron or an Affiliate thereof) shall have acquired more than 50% of the outstanding voting securities of TFC or CFEC, or (iii) TFC or CFEC shall have merged into or consolidated with another Person (other than Textron or an Affiliate thereof).
     6.02. Service Transfer. If an Event of Termination has occurred and continues under this Agreement, CFEC may, by notice in writing to TFC, terminate all of TFC’s Servicing Obligations (such termination being herein called a “Service Transfer”). On receipt of such notice (or, if later, on a date designated therein), all authority and power of TFC to perform the Servicing Obligations under this Agreement shall terminate; and, without limitation, CFEC is authorized and empowered to execute and deliver on behalf of TFC, as attorney-in-fact or otherwise, any and all documents and other instruments and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. In addition, CFEC may, but shall not be required to, terminate (x) TFC’s remarketing functions as described in Article IX of this Agreement or (y) this Agreement. Each of CFEC and TFC agrees to cooperate in effecting the termination of TFC as the servicer performing the Servicing Obligations and rights of TFC hereunder, including, without limitation, the transfer to CFEC or its designee of all cash amounts which shall at the time be held, or may thereafter be received, by TFC in connection with any of the Contracts, Contract Documentation, Contract Receivables, Aircraft and/or Related Collateral and the execution of any documents requested by CFEC to confirm CFEC’s ownership of the Contracts, and related Contract Documentation. With respect to all Contracts, TFC shall deliver to CFEC or its designee (i) all records relating to the Contracts, Contract Documentation, Contract Receivables, Aircraft and/or Related Collateral in such paper or electronic form as CFEC or the new servicer may reasonably request and (ii) all Contract Documentation in TFC’s possession. Notwithstanding a Service Transfer, TFC shall remain obligated to perform all of its other obligations hereunder, including, without limitation, its indemnity and payment obligations, and shall not be relieved of any liability for breach of representation or warranty. To the extent that TFC reasonably requires information from CFEC in order to comply with its obligations after a Service Transfer, CFEC shall provide such information to TFC.
     6.03. Effect of Transfer.
          (a) After the Service Transfer, CFEC may notify Obligors to make payments that are due under the applicable Contract Documentation after the effective date of the Service Transfer directly to CFEC or its designee.
          (b) TFC shall have no obligation to perform the Servicing Obligations after the Service Transfer (but shall remain obligated to perform those obligations that expressly survive the termination of this Agreement) and CFEC shall have all of such obligations, except that TFC shall in any event, at all times remain obligated to transmit or cause to be transmitted directly to CFEC or its designee for its own account, promptly on receipt and in the same form in which received, any Contract Receivables and other amounts (properly endorsed where required for CFEC to collect them) received as payments upon or otherwise in connection with the Contracts, Contract Documentation, Aircraft and/or Related Collateral.
          (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of TFC and CFEC pursuant to Article VIII) other than those relating to the Servicing Obligations.
          (d) In the event of a Service Transfer, TFC will cooperate in all reasonable respects in the transition of Servicing Obligations to CFEC or its designee, including the performance of reasonably necessary services to effect such transfer of Servicing Obligations and turning over all necessary records with respect to the servicing of the Contracts. CFEC and TFC will each pay their own expenses in connection with such Service Transfer.
          (e) In the event of a Service Transfer, TFC shall transfer to CFEC any collateral in the possession of TFC that secures the payment obligations under any Contracts.
     6.04. No Waivers. No waiver by CFEC of Event of Termination hereunder and its consequences shall be effective unless in writing executed by CFEC. Such written waiver shall only be effective to the extent and circumstances set forth therein and shall not be construed as a waiver of any other default or any other occasion. No such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereto.
ARTICLE VII
TERM AND TERMINATION
     7.01. Termination of Agreement. Unless earlier terminated by any party hereto in accordance with the terms and provisions of this Agreement, the respective duties and obligations of TFC and CFEC created by this Agreement shall terminate upon the latest to occur of the final payment or other liquidation of the last outstanding Contract and, with respect to any Contract, the disposition of all Off-Lease Aircraft. Upon termination of this Agreement pursuant to this Section 7.01, TFC shall pay over to CFEC or any other Person entitled thereto all monies received from Obligors held by TFC and due to CFEC (subject to the provisions of this Agreement for the payment of Taxes, the retention of expenses, Servicing Fee, Origination Fees and any other amounts due and owing TFC under this Agreement).
ARTICLE VIII
INDEMNITIES
     8.01. Indemnification by TFC. TFC shall indemnify, defend and keep harmless CFEC and each of its Affiliates, and its officers, directors, employees and agents (collectively, and together with CFEC, the “CFEC Indemnitees”, and individually, a “CFEC Indemnitee”), from and against any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) (“Claims”) which shall at any time or from time to time be imposed upon, incurred by or asserted against any such CFEC Indemnitee to the extent caused by, (a) any breach of any representation or warranty made by TFC hereunder, or (ii) any failure by TFC to observe or perform any of its obligations or covenants under or in connection with this Agreement, or (iii) the violation of any federal or state laws, rules or regulations relating to the origination, servicing and/or remarketing of the Contracts and related Aircraft; provided, however, that notwithstanding the foregoing, in no event shall TFC have any obligations or liabilities with respect to any Claims that are directly and proximately caused by, or related to (x) CFEC’s breach of any of the terms of this Agreement or (y) CFEC’s gross negligence or willful misconduct. Additionally, in no event shall TFC be liable to CFEC or any CFEC Indemnitee for any punitive, incidental, exemplary, indirect, special or consequential damages incurred by CFEC or any such CFEC Indemnitee for any reason.
     8.02. Operation of Indemnities; Survival. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If TFC has made any indemnity payments pursuant to this Article to any CFEC Indemnitee, and such CFEC Indemnitee thereafter collects any of such amounts from others, such CFEC Indemnitee will repay such amounts collected to TFC without interest. Rights to indemnification under this Article shall survive any Service Transfer or termination of this Agreement.
     8.03. Limitations on Liability and Performance of Obligations.
     (a) TFC shall not be liable for any incidental or consequential damages incurred by CFEC. None of TFC’s directors, officers, employees or agents will have any liability to CFEC (except as explicitly provided in this Agreement) for any error of judgment made in good faith, any action taken, or for refraining from taking any action, pursuant to this Agreement, other than any liability that would otherwise be imposed by reason of TFC’s breach of this Agreement or willful misfeasance, bad faith or gross negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law.
     (b) TFC may conclusively rely on, and shall be protected in acting or refraining from acting when doing so in each case in accordance with, any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. TFC may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, TFC may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to TFC for any action taken or omitted to be taken by it in good faith in reliance thereon.
     8.04. Survival of Representations and Warranties. TFC and CFEC acknowledge and agree that the representations and warranties of the parties set forth in this Agreement shall expressly survive the termination of this Agreement for a period of six (6) months after the effective date of termination. Additionally, TFC and CFEC acknowledge and agree that the indemnities and covenants of the parties set forth in this Agreement shall expressly survive the termination of this Agreement.
     8.05. Notice and Opportunity to Defend. If there occurs an event which any CFEC Indemnitee asserts is an indemnifiable event pursuant to this Article VIII, then such CFEC Indemnitee shall notify TFC promptly. If such event involves (a) any Claim or (b) the commencement of any action or proceeding by a third person, the CFEC Indemnitee will give TFC prompt written notice of such Claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of TFC hereunder; provided, however, that the failure to provide prompt notice as provided herein will relieve TFC of its obligations hereunder only to the extent that such failure actually prejudices TFC hereunder. In case any such action shall be brought against any CFEC Indemnitee and it shall notify TFC of the commencement thereof, TFC shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof and, after notice from TFC to such CFEC Indemnitee of such election so to assume the defense thereof, TFC shall not be liable to any CFEC Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by any CFEC Indemnitee in connection therewith. Each CFEC Indemnitee agrees to cooperate fully with TFC and its counsel in the defense against any such asserted liability. Each CFEC Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. TFC shall not consent to the entry of any judgment or enter into any settlement without the consent of the CFEC Indemnitee (a) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each CFEC Indemnitee of a release from all liability in respect to such claim or (b) if such judgment or settlement would result in the finding or admission of any violation of Law or involve the imposition of equitable relief.
     8.06. Mitigation. Each CFEC Indemnitee shall consult and cooperate with TFC and shall take all other actions as may be reasonably required or necessary to mitigate, to the extent practicable, any Claims or other indemnification liabilities in connection with claims for which such CFEC Indemnitee seeks indemnification under this Article VIII.
ARTICLE IX
REMARKETING
     9.01. Appointment of Remarketer. CFEC hereby appoints TFC as its exclusive agent to store, refurbish, remarket, sell, lease or otherwise dispose of (collectively, “Remarket”, “Remarketing” or “Remarketed”) any Off-Lease Aircraft pursuant to the provisions of this Article IX and TFC’s remarketing Policies and Procedures. The obligations undertaken by TFC under this Article IX are in addition to and not in lieu of any other obligations under this Agreement.
     9.02. Standard of Care. Except as otherwise specifically provided herein, TFC will (i) follow its Policies and Procedures in performing the Remarketing activities, and (ii) exercise the degree of skill and care consistent with industry standards for the provision of services comparable to the Remarketing activities for Aircraft with respect to similar loans and leases owned and/or serviced by TFC. In providing the Remarketing services under this Article IX, TFC shall not discriminate against such Off-Lease Aircraft in favor of any similar equipment owned, sold, serviced or remarketed by TFC. TFC shall maintain all licenses, permits and registrations from any Governmental Authority necessary for it to perform the Remarketing services. TFC makes no representations or warranties as to the results of its Remarketing efforts and no priority is required to be given by TFC to Remarket the Off-Lease Aircraft .
     9.03. Remarketing Services. In connection with the Remarketing of any Off-Lease Aircraft, and subject to the standard of care set forth in Section 9.02 of this Agreement, TFC may elect to provide one or more of the following services:
          (a) TFC may negotiate with Obligors with respect to the sale of any such Off-Lease Aircraft or the extension of the term of the then applicable Contract Documentation (whether on a month-to-month basis or otherwise) or the execution of new documentation for the sale or lease of the applicable Off-Lease Aircraft.
          (b) With respect to any Off-Lease Aircraft being returned by an Obligor, TFC shall use reasonable efforts to (i) enforce the Obligor’s compliance with the maintenance and return provisions of the applicable Lease Documentation, (ii) arrange for the inspection, auditing and appraisal of said Off-Lease Aircraft, and (iii) coordinate the delivery of said Off-Lease Aircraft to a designated location and arrange for the storage thereof. Additionally, TFC shall (x) obtain insurance on and with respect to the Aircraft in amounts consistent with the Policies and Procedures (and otherwise in compliance with the requirements set forth on Schedule 2 to the Credit Agreement), and (y) perform routine maintenance with respect to such Aircraft during any period in which TFC has provided or arranged for the storage of said

Aircraft (in accordance with the provisions of Section 9.02 of this Agreement); and which costs and expenses, in either case, shall be deemed “expenses” pursuant to Section 9.06 of this Agreement.
          (c) Promptly upon the return or repossession of any Off-Lease Aircraft, TFC shall make such modifications, repairs or other refurbishments of the Off-Lease Aircraft as TFC believes are necessary or advisable.
          (d) TFC may solicit offers from third parties with respect to a lease of any Off-Lease Aircraft or a loan facility to acquire the Off-Lease Aircraft, which shall be subject to the provisions of Article IV of this Agreement related to the approval of any such proposed sale or lease transaction.
          (e) TFC shall have the right to accept any offer to buy any Off-Lease Aircraft, and to enter into any agreements for and on behalf of CFEC with respect to the sale of such Off-Lease Aircraft, which are reasonably satisfactory to TFC. Such sale may include, but is not limited to, the sale of the Off-Lease Aircraft at its orderly liquidation value.
          (f) With respect to any Contract for which an event of default has occurred under (and as defined in the applicable Contract Documentation), or for which the applicable Aircraft has been repossessed, as soon as reasonably possible, upon CFEC’s right (including TFC’s right as CFEC’s servicer hereunder) to possess such Off-Lease Aircraft, TFC shall take possession of such Off-Lease Aircraft, wherever located and in whatever condition.
     9.04. Disposition of Off-Lease Aircraft. In connection with the sale, lease or other disposition of any Off-Lease Aircraft, CFEC agrees to promptly execute and deliver to TFC any and all documentation requested by TFC to properly evidence or effect said sale, lease or other disposition. In the event that any Off-Lease Aircraft is disposed in the manner set forth in Section 9.03(d) of this Agreement, then each of TFC and CFEC agree that such transaction shall, upon satisfaction of the conditions set forth in Section 4.04 of this Agreement, be deemed a “Contract” for purposes of this Agreement and shall thereafter be subject to the terms and provisions hereof.
     9.05. Remarketing Proceeds. For purposes of clarification, any proceeds derived with respect to the Off-Lease Aircraft (including, without limitation, any Net Liquidation Proceeds arising from a Defaulted Contract), shall be deemed “Contract Receivables” and disbursed in accordance with the provisions of Section 5.11 of this Agreement. Additionally, any and all such proceeds so derived with respect to the Off-Lease Aircraft shall be subject to the Servicing Fee in accordance with the provisions of Section 5.07 of this Agreement.
     9.06. Inspection. At all times during the term hereof, TFC shall afford CFEC, the Lender and the Security Trustee reasonable access, during normal business hours, to all records relating to the Off-Lease Aircraft, and will cause its personnel to assist in all reasonable respects in any examination of such records by CFEC. The examination referred to in this Section will be conducted at CFEC’s own expense and in a manner which does not unreasonably interfere with TFC’s normal operations or customer or employee relations. Without otherwise limiting the scope of the examination CFEC, the Lender or the Security Trustee, as applicable, may make, CFEC, the Lender or the Security Trustee, as applicable, may, using generally accepted audit procedures, verify the status of each Contract and review TFC’s records relating thereto.
     9.07. Expenses. All out-of-pocket costs and expenses incurred in connection with the Remarketing of Off-Lease Aircraft, including sales commissions and expenses and costs relating to the dismantling, removing, transportation, storage, and re-sale of the Off-Lease Aircraft and the cost of any modification, repair or replacement parts for the Off-Lease Aircraft, shall be reimbursed by CFEC.

Notwithstanding the foregoing, TFC shall have the right to offset and otherwise hold from disbursement to CFEC pursuant to Section 5.11 of this Agreement, an amount equal to all such out-of-pocket costs and expenses incurred by TFC during the immediately preceding calendar month.
     Notwithstanding the foregoing, TFC shall not incur (i) any individual expense in excess of $100,000, or (ii) aggregate expenses in connection with a particular Contract in excess of the greater of $100,000 or ten percent of the outstanding principal balance of such Contract, without the prior written consent of CFEC. CFEC’s consent may be to allow a particular type of expense without dollar limit. For example if CFEC consents to retention of counsel to bring a legal action to enforce a Contract, such consent may cover all reasonable fees of such counsel.
     9.08. Reports. TFC shall prepare and submit monthly reports to CFEC in a mutually agreeable format, which reports shall provide (a) a general description of any Aircraft which has become an Off-Lease Aircraft during the preceding month, (b) a general description of any Off-Lease Aircraft that was Remarketed during the proceeding month, including (i) the terms of any such sale, lease or other disposition and (ii) any expenses incurred by TFC in such Remarketing efforts.
ARTICLE X
MISCELLANEOUS
     10.01. Assignment; Resignation.
          (a) TFC shall not resign as servicer hereunder except upon determination by a court of competent jurisdiction that the performance of its servicing duties hereunder is no longer permissible under applicable law.
     Notwithstanding the foregoing, any Person into which TFC may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which TFC shall be a party, or any Person succeeding to the business of TFC, shall be the successor of TFC hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, but subject to being terminated as servicer in accordance with the terms hereof, including, without limitation pursuant to Section 6.01(g).
          (b) TFC may delegate its duties as servicer in accordance with the provisions of Section 5.01(b) this Agreement.
     10.02. Amendment. This Agreement constitutes the entire agreement between the parties hereto concerning the matters covered herein, and supersedes all prior agreements and understandings between the parties, whether written or oral. Any amendments to this Agreement shall be in writing and shall be signed by an authorized officer of each party hereto, and acknowledged by the Security Trustee. No waiver of any provision of this Agreement shall waive arty other provision or matter, and all such waivers shall be in writing and executed by an authorized officer of the party to be charged.
     10.03. Notices. All communications and notices pursuant hereto to CFEC and TFC, shall be in writing and delivered (by facsimile or other means) or mailed to it at the appropriate following address:
     if to CFEC:
Cessna Finance Export Corporation

100 N. Broadway, Suite 600
Wichita, Kansas 67202
Attention: General Counsel
Telephone: (316) 660-1200
Telecopy: (316) 660-1264
     with a copy to:
Textron Financial Corporation
40 Westminster Street
Providence, Rhode Island 02903
Attention: General Counsel
Telephone: (401) 621-4200
Telecopy: (401) 621-5040
     if to TFC:
Textron Financial Corporation
40 Westminster Street
Providence, Rhode Island 02903
Attention: General Counsel
Telephone: (401) 621-4200
Telecopy: (401) 621-5040
     with a copy to:
Cessna Finance Corporation
100 N. Broadway, Suite 600
Wichita, Kansas 67202
Attention: General Counsel
Telephone: (316) 660-1200
Telecopy: (316) 660-1264
or at such other address as the party may designate by notice to the other party hereto, which notice shall be effective when received.
     10.04. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Schedules, exhibits and attachments hereto and thereto set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
     10.05. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
     10.06. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
     10.07. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     10.08. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.
     10.09. Binding Effect. This Agreement and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     10.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.
     10.11. Exclusive Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Each party agrees that service of process on such party as provided in Section 10.03 shall be deemed effective service of process on such party. Notwithstanding anything to the contrary in this Agreement, each party shall submit at all times to personal jurisdiction in the State of New York.
     10.12. Force Majeure. The performance of either party’s obligations will be suspended to the extent that the party is prevented from performing by acts of God, nature, fire, explosion, governmental actions, public utility failure, floods, embargoes, war, nuclear disaster or riot (a “Force Majeure Condition”); provided, however, that TFC will give CFEC prompt notice of any event that TFC claims is a Force Majeure Condition and the expected duration of any such inability to perform. TFC will use commercially reasonable efforts to meet its obligations under this Agreement within a reasonable amount of time and, if necessary, provide a suitable temporary alternative to the Servicing Obligations subject to an interruption or delay in connection with the existence of a Force Majeure Condition.
     10.13. Further Assurances. Upon the reasonable written request of either party to this Agreement, the other party shall make, execute or endorse, acknowledge, and file or deliver to the requesting party, from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to any Contract, Contract Documentation, Aircraft and/or Related Collateral as the requesting party shall have reasonably requested. Any Person making a request under this Section 10.13 shall bear the reasonable costs and expenses incurred by the Person to whom such request is made in connection with such Person’s compliance with such request.
     10.14. Relationship of the Parties.

          (a) The relationship of TFC and CFEC pursuant to this Agreement or otherwise, is that of independent contractors. This Agreement shall not be construed as creating an employer/employee, partnership, or joint venture relationship between TFC and CFEC. Except as set forth herein, neither party shall have the authority to make any agreements on behalf of the other party. Each party shall have the obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by such party under this Agreement.
          (b) Each party shall be liable for the acts and omissions of its employees and agents, including any subcontractors or delegatees, in performing their respective obligations under this Agreement. Each party shall pay all wages, salaries, insurance and taxes applicable to its employees for its performance under this Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

TFC: Textron Financial Corporation, a Delaware corporation
By:	/s/ Warren Lyons
	Name:	Warren Lyons
	Title:	President & CEO

CFEC: Cessna Finance Export Corporation, a Delaware corporation
By:	/s/ Thomas Low
	Name:	Thomas Low
	Title:	President